FIRST AMENDMENT

TO THE

COMMON STOCK PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to the Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin Genetics, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on Schedule I thereto (the “Purchase Agreement”), is made as of March 31, 2014, by and among the Company, the Purchasers set forth on the signature page hereto, the Series A-1 Stockholder and the Series B Stockholder. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Section 6 of the Purchase Agreement sets forth rights granted to certain Designors with respect to the designation by such Designors of individuals to serve on the Board of Directors of the Company (the “Board”);

WHEREAS, pursuant to that certain letter of resignation, dated March 25, 2014, the Series B Designee has resigned from the Board;

WHEREAS, pursuant to that certain Waiver, dated March 25, 2014, the Series B Stockholder has forever abandoned and waived its right to appoint a Director Designee and to replace any Director Designee who ceases to serve as a Series B Designee;

WHEREAS, the Company and the Purchasers set forth on the signature page hereto wish to amend the Purchase Agreement by amending Section 6 as set forth below;

WHEREAS, in accordance with Section 6(f) of the Purchase Agreement, by executing and delivering this Amendment, the Company, the Purchasers set forth on the signature page hereto, the Series A-1 Stockholder and the Series B Stockholder have approved this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 6(a) of the Purchase Agreement.

The Purchase Agreement is hereby amended by deleting Section 6(a) in its entirety and by substituting in lieu thereof the following:

“(a) Board Composition; Appointment of Director Designees. The Board shall take all actions necessary such that the Board shall consist of seven (7) members and shall be composed as follows:

(i) the Class I directors with a term ending at the 2016 annual meeting of stockholders shall consist of one independent director (currently William C. Mills III) and one director designated by the Series A-1 Stockholder (who shall be Joseph M. Landstra) (a “Series A-1 Designee”);

(ii) the Class II directors with a term ending at the 2014 annual meeting of stockholders shall consist of the Company’s Chief Executive Officer and one director designated by Bay City Capital Fund V, L.P. (currently Dayton Misfeldt) (a “Purchaser Designee”); and

(iii) the Class III directors with a term ending at the 2015 annual meeting of stockholders shall consist of one director designated by the Series A-1 Stockholder (currently Roger C. Colman) (a “Series A-1 Designee”), one independent director, and one director designated by the by Bay City Capital Fund V, L.P. (currently Lionel Carnot) (a “Purchaser Designee”).

The Series A-1 Designees and the Purchaser Designees, shall be collectively referred to herein as the “Director Designees.” Each of the shareholders entitled to designate a director hereunder is referred to herein as a “Designor.” The rights provided under this Section 6 are the exclusive rights of each such Designor and are not transferable.”

2. Amendment of Section 6(f) of the Purchase Agreement.

The Purchase Agreement is hereby amended by deleting Section 6(f) in its entirety and by substituting in lieu thereof the following:

“(f) Amendment of this Section 6. For so long as the Series A-1 Stockholder has the right to designate a Series A-1 Designee, no provision of this Section 6 may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) and the Series A-1 Stockholder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.”

3. Miscellaneous.

(i) Except as contemplated by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

(ii) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

INTERLEUKIN GENETICS, INC.

By:	/s/ Kenneth S. Kornman
Name:	Kenneth S. Kornman
Title:	Chief Executive Officer

SERIES A-1 STOCKHOLDER:

PYXIS INNOVATIONS, INC.

By:	/s/ Jeffery C. Tuori
Name:	Jeffery C. Tuori
Title:	Treasurer

SERIES B STOCKHOLDER:

DELTA DENTAL PLAN OF MICHIGAN, INC.

By:	/s/ Jonathan Groat
Name:	Jonathan Groat
Title:	VP, General Counsel

PURCHASERS:

BAY CITY CAPITAL FUND V, L.P.

By:	/s/ Carl Goldfischer, MD
Name:	Carl Goldfischer, MD
Title:	Manager and Managing Director

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

By:	/s/ Carl Goldfischer, MD
Name:	Carl Goldfischer, MD
Title:	Manager and Managing Director

GROWTH EQUITIES OPPORTUNITIES FUND III, LLC

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer